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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-69685 of Vertel Corporation on Form S-3 of our report dated February 4, 1999, except for Note 15 as to which the date is March 18, 1999, appearing in the Annual Report on Form 10-K of Vertel Corporation for the year ended December 31, 1998.












Deloitte & Touche

/s/ Deloitte & Touche
-----------------------
Los Angeles, California
August 13, 1999